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                                                                    EXHIBIT 99.1

                            [PLUM CREEK LETTERHEAD]

Contact:       Michelle D. Monfor
               Director, Investor Relations
               (206) 467-3613 or 1-800-858-5347
               www.plumcreek.com
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                 PLUM CREEK'S REIT CONVERSION BECOMES EFFECTIVE

     SEATTLE, WASHINGTON -- July 1, 1999 -- The conversion of Plum Creek Timber Company, L.P. from a publicly traded master limited partnership (MLP) to a publicly traded real estate investment trust (REIT) became effective today prior to the opening of trading. As part of the conversion, each limited partnership unit previously held in the MLP will be exchanged for one share of common stock of Plum Creek Timber Company, Inc., the name of the REIT. Plum Creek's stock will continue to trade on the New York and Pacific Stock Exchanges under the symbol "PCL".

     Plum Creek is one of the largest private timberland owners in the nation with timberlands and mills located in the Northwest, Southern and Northeastern United States.

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